Exhibit 99.5

FORM OF XPERI CORPORATION PROXY CARD — PRELIMINARY

XPERI CORPORATION 3025 ORCHARD PKWY
SAN JOSE, CALIFORNIA 95134-2017
VOTE BY INTERNET—www.proxyvote.com
BEFORE THE MEETING: Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
DURING THE MEETING - Go to http://virtualshareholdermeeting.com/XPER2020SM You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site and follow the instructions provided.
VOTE BY PHONE—1-800-690-6903
BEFORE THE MEETING: Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 5/28/2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D06058-S00763 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
XPERI CORPORATION
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020, by and among Xperi Corporation, a Delaware corporation, TiVo Corporation, a Delaware corporation, XRAY-TWOLF HoldCo Corporation, a Delaware corporation, XRAY Merger Sub Corporation, a Delaware corporation, and TWOLF Merger Sub Corporation, a Delaware corporation (such agreement is referred to as the “merger agreement” and such proposal is referred to as the “Xperi merger proposal”).
2. To approve the adjournment of the Xperi Corporation special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Xperi merger proposal.
3. To approve, by non-binding, advisory vote, the compensation that may become payable to Xperi’s named executive officers in connection with the consummation of the mergers contemplated by the merger agreement.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FORM OF XPERI CORPORATION PROXY CARD — PRELIMINARY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
D06059
-S00763
XPERI CORPORATION Special Meeting of Shareholders May 29, 2020, 9 a.m., Pacific Time This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Jon Kirchner, Paul Davis and Robert Andersen, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XPERI CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held virtually at http://virtualshareholdermeeting.com/XPER2020SM, at 9 a.m., Pacific Time on May 29, 2020, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side